                                                                  Exhibit 5
                                                                  ---------

                              AMENDMENT AND AGREEMENT

                   AMENDMENT AND AGREEMENT dated as of December 2, 1994 between Manville Corporation, a Delaware corporation (the "Company"), and Manville Personal Injury Settlement Trust (the "Trust").

                   WHEREAS, the Company and the Trust are parties to a Bonds Repurchase Agreement dated September 22, 1994 (the "Bonds Repurchase Agreement;" capitalized terms used but not otherwise defined herein shall have the meanings ascribed to them in the Bonds Repurchase Agreement); and

                   WHEREAS, pursuant to the Trust's exercise of certain demand registration rights under the Bonds Repurchase Agreement, the Company has caused Schuller to file a registration statement with the Commission relating to a Securities Act registered, firm-commitment underwritten secondary public offering of Schuller Notes (the "Public Offering") by the Trust; and

                   WHEREAS, the Trust has notified the Company that it intends to increase the principal amount of Schuller Repurchase Notes offered in the Public Offering from $250 million to the entire aggregate principal amount of Adjusted Schuller Notes that the Trust will hold after the transaction provided for in Section 2.03(b)(vi) of the Bonds Repurchase Agreement; and

                   WHEREAS, in light of such increase in the principal amount of Schuller Repurchase Notes being offered by the Trust, the Company wishes to include in the Public Offering the Schuller Excess Notes that it will hold after the transaction provided for in Section 2.03(b)(vi) of the Bonds Repurchase Agreement and, as a result, wishes to modify its repurchase obligations with respect to the Second Bond under the Bonds Repurchase Agreement to provide for repurchase of the Second Bond with cash rather than with Schuller Notes; and

                   WHEREAS, the Trust is willing to provide for the matters referred to in the immediately preceding paragraph, upon the terms and conditions set forth hereinbelow;

                   NOW, THEREFORE, in consideration of the mutual covenants herein contained and for other good and valuable consideration, the adequacy and receipt of which are hereby acknowledged, the parties hereto agree as follows:

                   SECTION 1.  Amendments to the Bonds Repurchase
                               ----------------------------------
         Agreement.
         ---------

                   (a)  Amendments to Section 1.01.  Section 1.01 of the
                        --------------------------
         Bonds Repurchase Agreement is hereby amended by deleting the definitions of the terms "Second Bond Repurchase Notes" and "Second Bond Reserve Amount."

                   (b)  Amendments to Section 2.03(b).  Section 2.03(b) of
                        -----------------------------
         the Bonds Repurchase Agreement is hereby amended as follows:

                        (i) In paragraph (ii) thereof, the second sentence is hereby deleted; and

                        (ii) In paragraph (vii) thereof, the words "the sum of (A)" and the words "and (B) the Second Bond Reserve Amount (if any), in each case" are hereby deleted.

                   (c)  Amendments to Section 2.04(c)(ii).
                        ---------------------------------
         Section 2.04(c)(ii) of the Bonds Repurchase Agreement is hereby amended by deleting the second and third sentences thereof and by inserting the following in lieu thereof:

              "At any time and from time to time prior to the later of
              (i) the execution and delivery of the underwriting agreement relating to the public offering contemplated by such registration or (ii) the effectiveness of the registration statement relating to such registration (or if, after the execution and delivery of such underwriting agreement and the effectiveness of such registration statement, the Underwriters do not proceed with the purchase of all Schuller Notes contemplated in such underwriting agreement on the date contemplated therein due to the nonsatisfaction or alleged nonsatisfaction of any condition to the Underwriters' obligations thereunder, then at any time prior to the consummation (if any) of such public offering with respect to all such Schuller Notes), the Trust shall have the further right, in its sole discretion to reduce the aggregate principal amount of Schuller Notes to be included in such offering, and in such event, without any reduction in the amount of Schuller Repurchase Notes that the Trust proposes to offer or sell for its account in such offering, the aggregate principal amount of Schuller Excess Notes to be offered or sold for the account of the Company in such offering shall be reduced dollar-for-dollar to the extent necessary to reduce the total aggregate principal amount of Schuller Notes to be included in such offering to the reduced amount decided by the Trust (it being understood that if the amount of the reduction decided by the Trust equals or exceeds the aggregate principal amount of Schuller Excess Notes requested by the Company to be included in the offering, no Schuller Excess Notes shall be included in such offering, notwithstanding the Company's exercise of its rights pursuant to this Section 2.04(c)(i))."

                   (d)  Amendments to Section 2.04(f)(ii).  Section 2.04(f)
                        ---------------------------------
         of the Bonds Repurchase Agreement is hereby amended by adding the following sentence at the end of paragraph (ii) thereof:

              "In each case of a registration of Schuller Excess Notes held by the Company under the Securities Act pursuant to this
              Section 2.04, (A) the Company shall cause Schuller to indemnify and hold harmless the Company, its directors and officers and each Person who controls the Company within the meaning of the Securities Act or the Exchange Act to the same extent as the indemnity from Schuller to the Trust contained in paragraph (i) of this Section 2.04(f); and (B) the Company will indemnify and hold harmless the Trust, each Trustee, Schuller, each of Schuller's directors and Schuller's officers who sign the registration statement and each other Person, if any, who controls the Trust or Schuller, as the case may be (excluding the Company in the case of Schuller), within the meaning of the Securities Act or the Exchange Act, to the same extent as the indemnity contained in paragraph
              (i) of this Section 2.04(f) from Schuller to the Trust, but only with reference to information relating to the Company itself (and not Schuller or any of its Subsidiaries) and furnished to Schuller in writing by the Company expressly for use in the registration statement, any prospectus or preliminary prospectus contained therein or any amendment or supplement thereto."

                   (e)  Amendment to Section 2.08.  Section 2.08 of the
                        -------------------------
         Bonds Repurchase Agreement is hereby amended by deleting the first sentence thereof.

                   (f)  Further Amendment to Article II.  Article II of the
                        -------------------------------
         Bonds Repurchase Agreement is hereby further amended by adding at the end thereof a new Section 2.10 which shall read as follows:

                        "SECTION 2.10.  Contribution.  (a) If the
                         ------------
              indemnification provided for in Section 2.04(f) or 2.06(f) is unavailable to any Indemnified Party or Indemnitee in respect of any losses, claims, damages, liabilities or expenses referred to therein, then the Indemnifying Party or Indemnitor, in lieu of indemnifying such Indemnified Party or Indemnitee, shall contribute to the amount paid or payable by such Indemnified Party or Indemnitee as a result of such losses, claims, damages, liabilities or expenses in the proportion provided by principles of contribution under applicable law, and the Indemnified Party or Indemnitee shall retain and shall have the full right to exercise all rights of contribution available under applicable law as against all parties that are subject to contribution claims in respect of such losses, claims, damages, liabilities or expenses under applicable law; provided, however, that the amount paid or
                              --------  -------
              payable by the Indemnified Party or Indemnitee as a result of such losses, claims, damages, liabilities and expenses shall be deemed to include any fees or expenses of counsel or other fees or expenses reasonably incurred by the Indemnified Party or the Indemnitee in connection with investigating, preparing for or defending any proceeding and in connection with recovering the contribution to which it is entitled pursuant to this Section 2.10.

                        (b) The provisions of paragraph (a) above relating to contribution shall not inure to the benefit of any Indemnified Party or Indemnitee if indemnification would be unavailable to such Indemnified Party or Indemnitee by reason of the proviso contained in paragraph (i) of Section 2.04(f) (mutatis mutandis with respect to the indemnification
               ------- --------
              provided for in paragraph (ii) of Section 2.04(f)) or 2.06(f), as the case may be, and in no event shall the obligation of the Indemnifying Party or Indemnitor to contribute under this Section affect the amount that such party would have been obligated to pay by way of indemnification if the indemnification provided for under
              Section 2.04(f) or 2.06(f), as the case may be, had been available in the circumstances.

                        (c) As among the Company, the Trust and Schuller,
              the terms of this Section 2.10 shall supersede any provision or agreement relating to contribution contained in any underwriting, placement agency or similar agreement or arrangement that has been or may be entered into with respect to the offer and/or sale of Schuller Notes, unless each of such parties shall expressly agree to the contrary in a writing that specifically refers to this Section 2.10."

                   (g)  Amendments to Section 5.01.  Section 5.01 of the
                        --------------------------
         Bonds Repurchase Agreement is hereby amended as follows:

                        (i) In the title of said Section, the comma after the words "Adjusted Repurchase and Interest Amount" is hereby replaced with the word "and"; and the words "and Principal Amount of the Second Bond Repurchase Notes" are hereby deleted;

                        (ii) In Section 5.01(a), the second sentence is hereby deleted; and in the immediately succeeding sentence, the comma after the words "Adjusted Repurchase and Interest Amount" is hereby replaced with the word "or" and the words "or the principal amount of the Second Bond Repurchase Notes" are hereby deleted;

                        (iii) In paragraph (1) of Section 5.01(c), the words "the principal amount of the Second Bond Repurchase Notes would be $18,152,749," are hereby deleted; and

                        (iv) In paragraph (2) of Section 5.01(c), the words "the principal amount of the Second Bond Repurchase Notes would be $16,879,625," are hereby deleted.

                   (h)  Amendment to Section 6.01.  Section 6.01 of the
                        -------------------------
         Bonds Repurchase Agreement is hereby amended to read in its entirety as follows:

                   "SECTION 6.01  Repurchase of Second Bond.  (a) Subject
                                  -------------------------
              to obtaining the prior written consent, waiver or approval (in a form reasonably acceptable to each of the Trust and the Company) of all Persons (other than the parties to this Bonds Repurchase Agreement) whose consent is required, in the reasonable judgment of either the Trust or the Company, under any provision of applicable law, any judicial order or decree or any material agreement or instrument binding upon the Company or any of its Subsidiaries or upon the Trust, or to the elimination of such consent requirement(s) with respect to the Second Bond, the Trust shall have the right to cause the Company, at the Trust's option exercisable by notice to the Company given at any time during the Adjustment Period, to repurchase the Second Bond on April 10, 1995 (which date, in the event such notice is given by the Trust, shall be the "Second Bond Repurchase Date") for cash in an amount (the "Cash Payment Amount") equal to (i) the Second Bond Repurchase Amount less (ii) the product of (A) the percentage underwriting discount granted to the Underwriters in the Public Offering, multiplied by (B) the Second Bond Repurchase Amount (or the aggregate principal amount of the Schuller Excess Notes that shall actually have theretofore been sold by the Company in the Public Offering, if such aggregate principal amount is less than the Second Bond Repurchase Amount). The Cash Payment Amount shall be payable in accordance with Section 6.01(b). The Trust's notice given pursuant to this Section 6.01(a) shall also set forth the Second Bond Repurchase Amount, the Cash Payment Amount and the name, address and number of the bank account to which the Cash Payment Amount shall be paid.

                   (b) Subject to the Trust's compliance with Section
              6.01(c), on the Second Bond Repurchase Date, the Company shall pay to the Trust the Cash Payment Amount by wire transfer of same-day funds to the bank account specified by the Trust in its notice given pursuant to Section 6.01(a), together with an Officer's Certificate from the Company dated the Second Bond Repurchase Date to the effect that (i) the representations and warranties of the Company contained in the Amendment and Agreement dated as of December 2, 1994 between the Company and the Trust (the "Amendment and Agreement") are true and correct in all material respects at and as of such date and (ii) any consents required to be obtained by the Company or Schuller necessary for the transactions contemplated by this Section 6.01 have been obtained.

                   (c) Subject to the Company's compliance with 6.01(b), on
              the Second Bond Repurchase Date, the Trust shall deliver the Second Bond free and clear of all Liens and adverse claims (other than Liens or claims created by, or arising in favor of, the Company) to the Company for cancellation, together with a certificate signed by an authorized executive officer of the Trust and dated the Second Bond Repurchase Date to the effect that (i) the representations and warranties of the Trust contained in the Amendment and Agreement are true and correct in all material respects at and as of such date, (ii) any consents required to be obtained by the Trust necessary for the transactions contemplated by this Section 6.01 have been obtained, and (iii) the Trust has good and valid title to the Second Bond, free and clear of all Liens, other than any remainderman or reversionary interests of the PD Trust or the Company therein and any Liens or claims created by or arising in favor of the Company.

                   (i)  Other References to "Second Bond Repurchase Notes"
                        --------------------------------------------------
         and "Second Bond Reserve Amount".  Any references in the Bonds
         --------------------------------
         Repurchase Agreement to the terms "Second Bond Repurchase Notes" and "Second Bond Reserve Amount" that have not been eliminated by the foregoing amendments shall be disregarded and shall not be given any effect in the interpretation or enforcement of the Bonds Repurchase Agreement as amended by this Amendment and Agreement.

                   SECTION 2.  Effectiveness of Amendments.  The amendments
                               ---------------------------
         to the Bonds Repurchase Agreement set forth in Section 1 hereof shall become effective as of the date first above written. As amended by Section 1 hereof, the Bonds Repurchase Agreement is hereby ratified, confirmed and continued in all respects.

                   SECTION 3.  Company's Request for Piggyback Registration
                               --------------------------------------------
         of Schuller Excess Notes.  Pursuant to Section 2.04(c)(ii) of the
         ------------------------
         Bonds Repurchase Agreement (as amended hereby), the Company hereby requests that all Adjusted Schuller Notes constituting Schuller Excess Notes after the transaction provided for in Section 2.03(b)(vi) of the Bonds Repurchase Agreement be included in the Public Offering. The Company hereby agrees that, in addition to the costs and expenses for which it is responsible pursuant to the terms of the Bonds Repurchase Agreement, it shall bear its own expenses as a selling securityholder in the Public Offering, including, without limitation, its pro rata share (based on the portion that the aggregate principal amount of Schuller Excess Notes sold by the Company in the Public Offering represents of the total aggregate principal amount of Schuller Notes sold in the Public Offering) of the underwriting commission negotiated by the Trust with the Underwriters for the Public Offering.

                   SECTION 4.  Trust's Waiver of Notice Period.  The Trust
                               -------------------------------
         hereby waives the fifteen (15) day advance notice period required under Section 2.04(c)(ii) of the Bonds Repurchase Agreement in connection with the Company's request contained in Section 3 hereof. It is hereby understood and agreed that the Trust shall retain the right, in its sole discretion and without liability or obligation to the Company or Schuller, to decide at any time and for any reason not to proceed with the Public Offering, or to delay or reduce the size of the Public Offering, and that the inclusion of Schuller Excess Notes in the Public Offering shall be subject to the terms of Section 2.04(c)(ii) of the Bonds Repurchase Agreement, as amended hereby.

                   SECTION 5.  Uncommitted Cash Balance.  The Company
                               ------------------------
         hereby agrees to maintain, at all times from the date hereof until the eleventh day following the end of the Adjustment Period, a balance of at least $20 million in cash and cash equivalents consisting only of investments included in the definition of "Permitted Investments" contained in the Indenture (except that such cash equivalents shall in no event consist of any investments referred to in clauses (xiv), (xv), (xvi) and (xviii) of said definition) which balance shall not in any manner be reserved, pledged, encumbered, conditionally assigned, committed or subject to any actual or contingent restriction (other than as provided in this Section 5) on the present or future use or application thereof, whether in the businesses of the Company or any of its subsidiaries, for payment to third parties or otherwise; unless the Trust shall have expressly consented in advance to the intended use or application of all or any portion of such balance.

                   SECTION 6.  Representations and Warranties of the
                               -------------------------------------
         Company.  The Company represents and warrants to the Trust on the
         -------
         date hereof that:

                   (a) each of the Company and Schuller has been duly incorporated and is validly existing as a corporation in good standing under the laws of the State of Delaware;

                   (b) this Amendment and Agreement has been duly authorized, executed and delivered by the Company and constitutes the valid and binding obligation of the Company, enforceable against the Company in accordance with its terms, and the Undertaking of Schuller set forth at the foot of this Amendment and Agreement (the "Undertaking") has been duly authorized, executed and delivered by Schuller and constitutes the valid and binding obligation of Schuller, enforceable against Schuller in accordance with its terms;

                   (c) neither (i) the execution and delivery by the Company of this Amendment and Agreement, the consummation by the Company of the transactions contemplated hereby and compliance by the Company with the terms and conditions hereof, nor (ii) the execution and delivery by Schuller of the Undertaking and compliance by Schuller with the terms and provisions thereof, will
         (1) conflict with or result in a breach of, or constitute a default under, any of the terms, obligations, covenants, conditions or provisions of (i) any indenture, mortgage, deed of trust, pledge, bank loan or credit agreement, or other agreement or instrument to which the Company or Schuller is a party or by which any of them or their respective properties may be bound or affected or (ii) the certificate of incorporation or by-laws (or similar constitutional documents) of the Company, Schuller or their respective Subsidiaries; (2) conflict with or result in a breach of any of the terms, conditions or provisions of any statute, judgment, order, writ, injunction, decree, demand, rule or regulation of any Governmental Agency; or (3) result in the creation or imposition of any Lien upon any property or asset of the Company, Schuller or any of their respective Subsidiaries under the terms or provisions of any of the foregoing; except, in the case of clause (1), (2) and (3), for such conflict, breach, default or lien which would not (x) in the case of the Company, have a material adverse effect on the Company and its Subsidiaries taken as a whole or (y) in the case of Schuller, have a material adverse effect on Schuller and its Subsidiaries taken as a whole;

                   (d) no event of default, or event or condition which would constitute an event of default after notice or lapse of time or both, has occurred and is continuing under the Second Bond; and

                   (e) there is no Event of Default, or event or condition which would constitute an Event of Default after notice or lapse of time or both, under the Indenture or the Schuller Notes.

                   SECTION 7.  Representations and Warranties of the Trust.
                               -------------------------------------------
         The Trust represents and warrants to the Company on the date hereof that:

                   (a) the Trust has been duly organized and is validly existing as a trust under the laws of the State of New York;

                   (b) this Amendment and Agreement has been duly authorized, executed and delivered by the Trust and constitutes a valid and binding agreement of the Trust, enforceable against the Trust in accordance with its terms; and

                   (c) neither the execution and delivery of this Amendment and Agreement, the consummation of the transactions contemplated hereby, nor compliance by the Trust with the terms and conditions hereof, will (1) conflict with or result in a breach of, or constitute a default under, any of the terms, obligations, covenants, conditions or provisions of (i) any indenture, mortgage, deed of trust, pledge, bank loan or credit agreement, or other agreement or instrument to which the Trust is now a party or by which it may be bound or affected or (ii) the Trust Agreement (as amended through the date hereof); or (2) conflict with or result in a breach of any of the terms, conditions or provisions of any judgment, order, writ, injunction, decree or demand of any Governmental Agency, except, in the case of clauses (1) and (2), for such conflict, breach or default which would not have a material adverse effect on the Trust.

                   SECTION 8.  Opinions of Counsel.  Simultaneously
                               -------------------
         herewith, and as a condition to the recipient's agreements and obligations hereunder:

                   (a) The Company shall deliver to the Trust an opinion of the General Counsel of the Company and Schuller, dated the date hereof, to the effect that:

                        (i)  The Company has the corporate power and
              authority to execute and deliver the Amendment and Agreement and to perform the terms thereof and the terms of the Bonds Repurchase Agreement as amended thereby, and such execution, delivery and performance have been authorized by requisite corporate action on the part of the Company;

                        (ii)  Schuller has the corporate power and
              authority to execute and deliver the Undertaking and to perform the terms thereof, and such execution, delivery and performance have been authorized by requisite corporate action on the part of Schuller;

                        (iii) The Amendment and Agreement has been duly executed and delivered by the Company and is a valid and binding obligation of the Company enforceable in accordance with its terms, except to the extent that (A) enforcement thereof may be limited by (1) bankruptcy, insolvency, reorganization, moratorium or other similar laws now or hereafter in effect relating to creditors' rights generally and (2) general principles of equity (regardless of whether enforceability is considered in a proceeding at law or in equity) and (B) the rights to indemnification and contribution thereunder may be limited by federal or state securities laws or public policy related thereto;

                        (iv) The Undertaking has been duly executed and delivered by Schuller and is a valid and binding obligation of Schuller enforceable in accordance with its terms, except to the extent that (A) enforcement thereof may be limited by
              (1) bankruptcy, insolvency, reorganization, moratorium or other similar laws now or hereafter in effect relating to creditors' rights generally and (2) general principles of equity (regardless of whether enforceability is considered in a proceeding at law or in equity) and (B) the rights to indemnification and contribution thereunder may be limited by federal or state securities laws or public policy related thereto;

                        (v) The execution, delivery and performance by the Company of the Amendment and Agreement will not violate (A) any provision of applicable law which, to such counsel's knowledge and experience, is normally applicable to the actions contemplated thereby (other than federal and state securities laws, as to which no opinion need be expressed),
              (B) the Certificate of Incorporation or Bylaws of the Company or (C) any material agreement or instrument binding upon the Company (other than agreements to which the Trust is a party); and

                        (vi) The execution, delivery and performance by Schuller of the Undertaking will not violate (A) any provision of applicable law which, to such counsel's knowledge and experience, is normally applicable to the actions contemplated thereby (other than federal and state securities laws, as to which no opinion need be expressed),
              (B) the Certificate of Incorporation or Bylaws of Schuller or
              (C) any material agreement or instrument binding upon Schuller.

         Such opinion shall contain only the limitations, qualifications or assumptions contained in such counsel's opinion set forth in Exhibit K to the Bonds Repurchase Agreement. To the extent that the opinions set forth above relate to matters under the laws of the State of New York, such counsel shall have the right to rely on a written opinion (dated the date hereof and attached to his opinion) of Skadden, Arps, Slate, Meagher & Flom, which opinion shall contain only the limitations, qualifications or assumptions contained in the opinion of such firm set forth in Exhibit K to the Bonds Repurchase Agreement.

                   (b) The Trust shall deliver to the Company an opinion of the General Counsel of the Trust, dated the date hereof, to the effect that:

                        (i) To such counsel's knowledge, upon due inquiry, the consummation of the repurchase of the Second Bond pursuant to the Bonds Repurchase Agreement (as amended by the Amendment and Agreement) is not subject to any consent or authorization of any Governmental Agency that has not been obtained and has been duly authorized by all necessary trust action by the Trustees of the Trust;

                        (ii) The execution, delivery and performance by the Trust of the Amendment and Agreement will not violate (A) any provision of applicable law which, to such counsel's knowledge and experience, is normally applicable to the actions contemplated thereby (other than federal and state securities laws, as to which no opinion need be expressed),
              (B) the Trust Agreement or Bylaws of the Trust or (C) any material agreement or instrument binding upon the Trust (other than agreements to which the Company is a party), and are within the Trust's power and authority; and

                        (iii) The Amendment and Agreement has been duly executed and delivered by the Trust and is a valid and binding obligation of the Trust enforceable in accordance with its terms, except to the extent that (A) enforcement thereof may be limited by (1) bankruptcy, insolvency, reorganization, moratorium or other similar laws now or hereafter in effect relating to creditors' rights generally and (2) general principles of equity (regardless of whether enforceability is considered in a proceeding at law or in equity) and (B) the rights to indemnification and contribution thereunder may be limited by federal or state securities laws or public policy related thereto.

         Such opinion shall contain only the limitations, qualifications or assumptions contained in such counsel's opinion set forth in Exhibit J to the Bonds Repurchase Agreement.

                   SECTION 9.  Governing Law.  This Amendment and Agreement
                               -------------
         shall be governed by and construed in accordance with the laws of the State of New York, without regard to choice of law principles applicable in such jurisdiction.

                       [THIS SPACE INTENTIONALLY LEFT BLANK]


                   SECTION 10.  Counterparts.  This Amendment and Agreement
                                ------------
         may be executed in two or more counterparts, each of which shall be deemed for all purposes an original, and all of which together shall constitute but one and the same instrument.

                   IN WITNESS WHEREOF, the parties hereto have caused this Amendment and Agreement to be duly executed by their respective authorized officers as of the day and year first above written.

         MANVILLE PERSONAL INJURY           MANVILLE CORPORATION
           SETTLEMENT TRUST



         By: /s/ Mark E. Lederer            By: /s/ Richard B. Von Wald
            ------------------------           ---------------------------
            Name:  Mark E. Lederer             Name:
            Title: Chief Financial Officer     Title:



                                     UNDERTAKING
                                     -----------

         For good and valuable consideration, the adequacy and receipt of which are hereby acknowledged, SCHULLER INTERNATIONAL GROUP, INC., a Delaware corporation ("Schuller"), hereby undertakes and agrees with Manville Corporation ("Manville") and Manville Personal Injury Settlement Trust (the "Trust") to be bound by and to comply with all terms of the Bonds Repurchase Agreement dated September 22, 1994 between Manville and the Trust, as amended by the above Agreement and Amendment, that provide for Manville to cause Schuller to take or forbear from taking action (including, without limitation, to indemnify and make contribution to the Indemnified Parties and Indemnitees as defined in, and in accordance with the terms of, said Bonds Repurchase Agreement as amended by the above Amendment and Agreement).

                   IN WITNESS WHEREOF, the undersigned has caused this Undertaking to be duly executed by its authorized officer as of the day and year first above written in the aforementioned Amendment and Agreement.


                                  SCHULLER INTERNATIONAL GROUP, INC.


                                  By: /s/ Richard B. Von Wald
                                     -------------------------------
                                     Name:
                                     Title: